Exhibit 10.22

DOUBLEVERIFY HOLDINGS, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

Nonqualified Stock Option Award Agreement

THIS AGREEMENT (this “Award Agreement”) is made effective as of the date specified on the Grant Notice (the “Grant Date”), by and between DoubleVerify Holdings, Inc., a Delaware corporation (the “Company”) and the Participant specified on the Grant Notice (the “Participant”). Certain capitalized terms used herein have the meanings given to them in Section 12. Capitalized terms used but not otherwise defined herein shall have the meanings so indicated in the DoubleVerify Holdings, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”). Please refer also to Appendix A-Country and State Specific Provisions, enclosed at the end of this Award Agreement.

R E C I T A L S:

WHEREAS, the Board or the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.Grant of the Option. The Company hereby grants to the Participant the right and option to purchase the number of Shares specified on the Grant Notice (the “Option”). This Award shall be subject to the terms and conditions set forth in the Plan and this Award Agreement, and Appendix A to this Award Agreement includes certain provisions applicable to Participants resident in the jurisdictions set forth therein. The Option is intended to be a Nonqualified Stock Option. At any time, the portion of the Option that has become vested and exercisable is hereinafter referred to as the “Vested Portion,” and any portion of the Option that is not a Vested Portion is hereinafter referred to as the “Unvested Portion.”

2.Option Price. The purchase price of the Shares subject to the Option shall be the Option Price specified on the Grant Notice (the “Option Price”), subject to adjustment as set forth in the Plan.

3.Vesting of the Option.

a.General. Subject to Section 3(b) hereof, the Option shall become part of the Vested Portion on the vesting schedule set forth in the Grant Notice, subject to the Participant’s continued Service through each applicable vesting date.

b.Accelerated Vesting Upon a Change in Control. The Option, to the extent not then vested or forfeited and subject to the Participant’s continued Service on the date the Change in Control is consummated, shall accelerate and become part of the Vested Portion immediately prior to and contingent upon a Change in Control.

4.Forfeiture; Expiration; Termination of Service. Upon the termination of the Participant’s Service for any reason at any time or if the Participant breaches a Restrictive Covenant, any and all of the Unvested Portion of the Option shall be cancelled and forfeited without consideration therefor. Notwithstanding anything herein to the contrary, in the event that: (a) the Participant’s Service is terminated for Cause; (b) the Participant resigns at a time when the Participant’s acts or omissions constitute grounds to terminate the Participant’s Service for Cause without regard to any applicable cure rights or notice periods; or (c) the Participant breaches a Restrictive Covenant, in each case the Vested Portion of the Option also shall be cancelled and forfeited without consideration therefor.

5.Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

a.the tenth anniversary of the Grant Date;

b.the date that is twelve (12) months following termination of the Participant’s Service due to death or Permanent Disability;

c.the date that is ninety (90) days following termination of the Participant’s Service by the Company (or any of its Subsidiaries) without Cause; and

d.the date that is thirty (30) days following the termination of the Participant’s Service by the Participant.

6.Exercise Procedures.

a.Notice of Exercise. Subject to Section 5 hereof and such reasonable administrative regulations as the Committee may adopt from time to time, the Vested Portion may be exercised by delivering written notice to the Company (such notice, a “Notice of Exercise”), which may be delivered electronically. Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be acquired upon exercise, which shall be the product of the total number of Shares to be acquired upon exercise of the Option at such time by the Option Price, rounding up to the nearest whole cent. In the event the Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The aggregate Option Price for the Shares to be exercised shall be determined in a manner provided in Section 6.5 of the Plan.

b.Rights of Participant; Method of Exercise. Neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to the Option until (i) the Participant has given a Notice of Exercise of the Option and paid in full for such Shares, (ii) such Shares have been issued and (iii) if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Participant’s death, the Vested Portion shall be exercisable by the executor or administrator of the Participant’s estate or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.

7.Restrictive Covenants. As a condition to, and in consideration of, the grant of this Award, the Participant agrees to be bound by the covenants, restrictions and other obligations set forth in this Section 7 (the “Restrictive Covenants”).

a.Confidentiality. The Participant shall observe all of the Participant’s obligations under and shall comply with the terms and conditions of the confidentiality, unfair competition, intellectual property assignment and non-solicitation agreement (the “Confidentiality & IP Agreement”) entered into by and between the Company or its Subsidiaries and the Participant. The Participant’s breach of a covenant, representation or warranty in the Confidentiality & IP Agreement shall be a breach of this Section 7(a).

b.Noncompetition; Nonsolicitation. The Participant acknowledges that during the Participant’s Service, the Participant will create and have access to confidential information and to important business relationships. Accordingly, the Participant represents, warrants and covenants to the Company and its Subsidiaries that, subject to the last sentence of this Section 7(b), the Participant will not, directly or indirectly, (i) during the Restricted Period without the express prior written approval of the Board, be or become Associated With a Competing Business (other than severance-type or retirement-type benefits from entities constituting prior employers of the Participant) or (ii) during the Restricted Period without the express prior written approval of the Board, (a) solicit, sell to or service, for the account of any Competing Business, or assist any Person in soliciting, selling to or servicing, for the account of any Competing Business, any Client, (b) solicit, approach or induce any Client to terminate or diminish its relationship with the Company or its Subsidiaries or to explore, discuss, investigate or consider a business relationship with a Competing Business, (c) solicit, approach or induce any Person who is then (or was at any time in the six (6) months immediately prior to the termination or cessation of the Participant’s Service) an employee of or consultant to the Company or its Subsidiaries with whom the Participant worked while employed by the Company or a Subsidiary (whether as supervisor, subordinate or otherwise) or otherwise had substantial contact, to terminate or diminish such Person’s relationship with the Company or its Subsidiaries or to be or become Associated With a Competing Business or (d) take any steps to, or negotiate or enter into any oral or written agreement or understanding to, do any of the things referenced in (a), (b) or (c) of this Section 7(b)(ii). Notwithstanding the foregoing, the Participant shall not be deemed to have violated this Section 7(b) if the Participant becomes Associated With a Competing Business but, during the entire Restricted Period, the Participant refrains from (x) working in or for any business unit, subsidiary or division which engages or is engaged, directly or indirectly, in any element of the Business and (y) directly or indirectly engaging in any element of the Business other than for the Company or its Subsidiaries as an employee thereof.

c.Non-Disparagement. The Participant will not at any time make any statement, written or oral, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company, the Board or any of their respective current, former or future affiliates, or any current, former or future shareholders, partners, managers, members, officers, directors or employees of any of the foregoing (each, a “Company Party”), including negative references to or about any Company Party’s services, policies, practices, documents, methods of doing business, strategies, objectives, shareholders, partners, managers, members, officers, directors or employees, or take any other action that may disparage any Company Party to the general public and/or any Company Party’s officers, directors, employees, clients, suppliers, investors, potential investors, business partners or potential business partners. Notwithstanding the foregoing, nothing contained in this Award Agreement or this Section limits the Participant’s ability to communicate with or participate in any investigation or proceeding (including by providing documents or other information, without notice to the Company) regarding possible violations of federal securities laws that may be conducted by the U.S. Securities and Exchange Commission, the U.S. Department of Justice, U.S. Consumer Financial Protection Bureau or the U.S. Commodity Futures Trading Commission.

d.Privacy. The Participant understands that (i) the Participant is or may be subject to certain privacy regulations and laws as in effect from time to time, (ii) the Company and its Subsidiaries have adopted policies and procedures concerning privacy and (iii) from time to time, the Company and its Subsidiaries undertake privacy obligations with its clients and other Persons with which the Company and its Subsidiaries do business (collectively, “Privacy Obligations”). The Participant shall comply with current and future Privacy Obligations.

e.Reasonable Restrictions/Damages Inadequate Remedy. The Participant acknowledges that the Company would not have granted the Options to the Participant if Participant had not agreed to the Restrictive Covenants. Participant agrees that such restrictions are reasonable and necessary to protect the legitimate business interests of the Company and its Subsidiaries and that any breach or threatened breach by the Participant of any Restrictive Covenant will result in immediate irreparable injury to the Company and its Subsidiaries for which a remedy at law would be inadequate. The Participant further acknowledges that the Restrictive Covenants will not prevent the Participant from earning a livelihood during the Restricted Period. Accordingly, the Participant acknowledges that the Company and its Subsidiaries shall be entitled to seek temporary, preliminary and permanent injunctive relief in any court of competent jurisdiction (without being obligated to post a bond or other collateral) in the event of any breach or threatened breach by the Participant of Restrictive Covenants and to an equitable accounting of all earnings, profits and other benefits arising, directly or indirectly, from such breach, which rights shall be cumulative and in addition to (rather than instead of) any other rights or remedies to which the Company and its Subsidiaries may be entitled at law or in equity. Any remedy specified by any provision of this Award Agreement shall, unless expressly providing to the contrary, be a nonexclusive remedy for that provision and shall not preclude any and all other remedies at law or in equity from also being applicable.

f.Separate Covenants. The parties intend that the Restrictive Covenants be given the broadest interpretation permitted by law. Accordingly, in the event that any of the provisions of this Award Agreement should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. If the Restrictive Covenants are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s or its Subsidiaries’ right to enforce the Restrictive Covenants in any other jurisdiction. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate Restrictive Covenants, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Award Agreement for the purpose of such proceeding to the extent necessary to permit the remaining Restrictive Covenants to be enforced in such proceeding.

8.No Right to Continued Service. The granting of the Option shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Participant.

9.Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement.

10.Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section

15.8	of the Plan.

11.Adjustment of Option. Adjustments to the Option (or any Shares underlying the Option) shall be made in accordance with the terms of the Plan.

12.Definitions. For purposes of this Award Agreement:

a.“Associated With” a Person means to, directly or indirectly, own, manage, operate, join, finance, control, be employed by, receive remuneration from, participate in, consult with or be connected in any manner with the ownership, management, financing, operation or control of or be connected as an officer, director, employee, partner, member, manager, trustee, principal, agent, representative, consultant, contractor or otherwise, or use or expressly permit his name or any one or more of his or its tradenames to be used, in connection with such Person. The foregoing shall not include the beneficial ownership solely as an unaffiliated, passive investor of less than five percent (5%) of any class of securities of any business, firm or entity having a class of equity securities actively traded on a national securities exchange, automated quotation system or over-the-counter market.

b.“Business” means (i) the verification and measurement of the quality of digital advertising, (ii) any substantially related business performed or marketed by the Company or its Subsidiaries and in which the Participant was materially involved during the period of the Participant’s Service with the Company or its Subsidiaries and (iii) any material business that was a Planned New Business during the period of the Participant’s Service with the Company or its Subsidiaries.

c.“Cause” has the meaning set forth in the Participant’s employment agreement or other services agreement with the Company or any of its Subsidiaries. If the Participant does not have an employment agreement or other services agreement with the Company or any of its Subsidiaries or if “Cause” (or a similar word or phrase) is not defined in any such agreement, “Cause” means, with respect to the Participant, (i) commission of or indictment for, pleading guilty or no contest to, a felony, a gross misdemeanor or any crime involving moral turpitude; (ii) misconduct or any unlawful act that is materially injurious or detrimental to the reputation or financial interests of the Company; (iii) substantial failure to perform Participant’s duties, as specified by the Company or any of its Subsidiaries, diligently and in a manner consistent with prudent business practice; (iv) substantial violation of, or intentional failure or refusal to comply with, the written policies and procedures of the Company or its Subsidiaries (including any policy regarding engaging in any discriminatory or sexually harassing behavior or other policies of general applicability relating to the conduct of employees, directors, officers or consultants of the Company or its Subsidiaries); (v) theft of property of the Company or its Subsidiaries or falsification of documents of the Company or its Subsidiaries or dishonesty in their preparation; (vi) use of alcohol, illegal drugs or illegal controlled substances that has a material adverse impact on the Participant’s performance of services for the Company or its Subsidiaries; or (vii) breach of any material provision of any agreement with the Company or its Subsidiaries, including any non-competition, non-solicitation or confidentiality provisions, or any other similar restrictive covenants to which the Participant is or may become a party with the Company or its Subsidiaries.

d.“Client” means any Person who, during the six-month period immediately preceding the termination or cessation of the Participant’s Service, had done business with the Company or its Subsidiaries.

e.“Competing Business” means any Person who engages or is engaged in any element of the Business.

f.“Grant Notice” means the Notice of Nonqualified Stock Option Grant delivered to the Participant with this Award Agreement.

g.“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or joint venture, or other entity, or a Governmental Authority. “Governmental Authority” means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any court, authority or other quasi-governmental entity established to perform any of such functions.

h.“Planned New Business” during a specific time period, means any new line of business or new market which, during that time period, the Company or its Subsidiaries was planning to enter (or any new product or service which, during that period, the Company or its Subsidiaries was planning to market and/or sell); provided that for purposes of this definition, the Company or its Subsidiaries shall have been “planning” something where (w) such planning involved discussion at the level of the board of directors or, if applicable, the body performing the analogous function, (x) such planning was reduced to writing in a substantial form, such as a comprehensive business plan, by the board or such analogous body, (y) the Company or its Subsidiaries committed material resources (human and either financial or technological) to the planning and implementation of the execution of that new business and (z) such planning was known to the Participant and with the Participant being materially involved in its contemplation and implementation.

i.“Restricted Period” means

i.if the Participant has a title of Vice President or above on the Grant Date, the period commencing on the date hereof and ending at 11:59 p.m. New York time on the date that is twelve

(12) months after the effective date of any termination of the Participant’s Service with the Company or its Subsidiaries; and

ii.if the Participant has a title below Vice President on the Grant Date, the period commencing on the date hereof and ending at 11:59 p.m. New York time on the date that is six (6) months after the effective date of any termination of the Participant’s Service with the Company or its Subsidiaries.

j.“Securities Act” means the Securities Act of 1933, as amended.

13.Option Subject to Plan. By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

14.Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

15.Consent to Jurisdiction. The Company and the Participant, by such Person’s execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that such Person is not subject personally to the jurisdiction of the above-named courts, that such Person’s property is exempt or immune from attachment or execution, that any such proceeding brought in the above- named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at such Person’s address specified pursuant to Section 18 is reasonably calculated to give actual notice.

16.WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT SUCH PARTY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 16 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

17.Securities Laws. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares. Any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

18.Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered with confirmation of delivery, (b) upon transmission by electronic mail (and no error message is generated), (c) one business day after deposit with Federal Express or similar overnight courier service or (d) three business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer, and to the Participant at the address that the Participant most recently provided to the Company.

19.Consent to Electronic Delivery. By accepting this Award, the Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or its Subsidiaries may be required to deliver in connection with the Plan. Electronic delivery of a document may be via e-mail or by reference to a location on Company intranet site or a designated third-party vendor’s internet site.

20.Entire Agreement. This Award Agreement (including any applicable provisions of Appendix A hereto), the Grant Notice, the Plan and the Confidentiality and IP Agreement constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound. In the event of any inconsistency between any Restrictive Covenants and any restrictive covenants contained in such other agreements in effect on the Grant Date, that obligation that is most restrictive upon the Participant shall control.

21.Survival of Obligations. Exercise, expiration or termination of any or all of the Option or termination of the Participant’s Service shall not affect the Participant’s continuing obligations set forth in this Award Agreement, including the Restrictive Covenants, which obligations expressly survive the termination of the Participant’s Service.

22.Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, and made in accordance with the terms of the Plan. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

23.Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

24.Signature in Counterparts; Electronic Signatures. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Award Agreement is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Award Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Award Agreement.

25.No Guarantees Regarding Tax Treatment. The Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Option. The Committee and the Company make no guarantees regarding the tax treatment of the Option. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A or Section 457A of the Code or otherwise, and none of the Company, any Affiliate or any of their employees or representatives shall have any liability to a Participant with respect thereto.

26.Compliance with Section 409A. The Company intends that the Option be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the Option. In the event the Option is subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 12.1 of the Plan.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

DOUBLEVERIFY HOLDINGS, INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

Participant:

Appendix A

Country and State Specific Provisions

If the Participant is employed in a country or state listed below, the provisions set forth under that jurisdiction shall apply to the Award, which may be in lieu of, or in addition to, the provisions set forth above, as the context requires. In the event of any conflict between the Award Agreement and the applicable provisions of this Appendix A, the applicable provisions of this Appendix A shall control.

California

Section 7(b) of this Award Agreement will not apply to a Participant during the time period a Participant works in California, except to the extent Section 7(b) prevents the Participant from soliciting, either directly or indirectly, any employee of the Company or any of its Subsidiaries to terminate such Person’s relationship with the Company or any of its Subsidiaries, for Participant’s own benefit or for the benefit of any other person or entity, which will remain in full force and effect. Further, notwithstanding any provision in Section 7 to the contrary, during the time period a Participant works in California, the Company and its Subsidiaries will not pursue, and a Participant who works in California will not consent to, the issuance of an injunction or a temporary restraining order under Section 7(e). Notwithstanding the foregoing, during the time period a Participant works outside of California, Sections 7(b) and Section 7(e) of this Award Agreement will apply without restriction to the fullest extent permitted by law.

Massachusetts

A Participant who works or resides in the State of Massachusetts for at least thirty (30) days prior to the termination of the Participant’s employment with the Company or a Subsidiary is herein referred to as a “Massachusetts Participant.” During all time periods that a Participant is a Massachusetts Participant, the following terms will apply to such individual:

● The Restrictive Covenant set out in Section 7(b)(i) of this Award Agreement (i) shall not become effective until ten (10) business days after this Award Agreement has been delivered to the Massachusetts Participant, (ii) shall not apply to any Massachusetts Participant who is classified by the Participant’s employer as “non-exempt” under the Fair Labor Standards Act of 1938, as amended and (iii) shall not apply following the termination of employment of a Massachusetts Participant whose employment is terminated by the Participant’semployer without Cause (including pursuant to a lay off).

● Each Massachusetts Participant, by accepting this Award of Options, hereby expressly acknowledges and agrees that the Award of Options is sufficient and mutually agreed-upon consideration for the Participant’s agreement to be bound by the Restrictive Covenants.

● Solely for purposes of Section 7(b)(i) of this Award Agreement as it applies to a Massachusetts Participant, all references in Sections 14 and 15 to the State of Delaware shall be replaced by reference to the State of Massachusetts.

Washington

A Participant who works or resides in the State of Washington is herein referred to as a “Washington Participant.” During all time periods that a Participant is a Washington Participant, the following terms will apply to such individual:

● The Restrictive Covenant set out in Section 7(b)(i) of this Award Agreement (i) shall not apply to any Washington Participant whose compensation is less than the minimum amounts required by Revised Code of Washington Chapter 49.62 as of the date of the Participant’s termination of employment or services, and (ii) shall not apply following the termination of employment of a Washington Participant whose employment is terminated pursuant to a layoff.

● Each Washington Participant, by accepting this Award of Options, hereby expressly acknowledges and agrees that the award of Options is sufficient and mutually agreed-upon consideration for the Participant’s agreement to be bound by the Restrictive Covenants.

● Solely for purposes of Section 7(b)(i) of this Award Agreement as it applies to a Washington Participant, all references in Sections 14 and 15 to the State of Delaware shall be replaced by reference to the State of Washington.

Non-US Employees Generally

For purposes of this Award Agreement, the date on which the Service of the Participant terminates shall be the last date on which the Participant ceases to provides Service to the Company or its applicable Subsidiary on a permanent basis, for any reason, whether the cessation of such Service is lawful or otherwise, without giving effect to any pay in lieu of notice, whether paid by way of lump sum or salary continuance, or any benefits continuation or other termination-related payments or benefits to which the Participant may be entitled pursuant to the common law, statute, contract or otherwise, except as may be expressly required by applicable law (e.g., active Service would not include any contractual notice period or any period of “garden leave” or similar period, if any). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing Service for purposes of the Plan (including whether the Participant may still be considered to be a Service Provider while on a leave of absence). Without limiting the generality of the foregoing, and notwithstanding any other provision of this Award Agreement or the Plan, (a) the Participant shall have no right to receive any payment or other benefit as compensation, damages or otherwise, with respect to any portion of the Option that does not become vested, including due to forfeiture, termination and/or cancellation, whether related or attributable to any contractual, statutory or common law termination entitlements or otherwise, and (b) by accepting this Award the Participant hereby waives any claim or demand in respect of same.

By accepting the Award, the Participant expressly recognizes that (a) the Committee is solely responsible for the administration of the Plan; (b) because the Participant is participating in the Plan on a wholly commercial basis and on a wholly voluntary basis, the Participant’s participation in the Plan and acquisition of Shares does not constitute an employment relationship between the Participant and the Company; (c) the Participant’s sole employer is the Subsidiary of the Company with whom the Participant has a direct employment relationship; (d) the Plan and the benefits that the Participant may derive from participation in the Plan (i) do not establish any rights between the Participant and the Participant’s employer, and (ii) do not form part of the employment conditions and/or benefits provided by the Participant’s employer; and (e) and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment. The Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Committee; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.

Data Privacy for Employees in the European Union and the United Kingdom

Section 15.11 of the Plan shall not apply to the Participant. The Participant acknowledges the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Affiliates and Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan. The Company and its Affiliates and Subsidiaries may hold certain personal information about a Participant, including but not limited to, the Participant's name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates or Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Affiliates and Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant's participation in the Plan. The Company and its Affiliates and Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Affiliates and Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant's country, or elsewhere, and the Participant's country may have different data privacy laws and protections than the recipients' country. By accepting the Award, the Participant acknowledges that such recipients will receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates and Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer and manage the Participant's participation in the Plan. The Participant may, at any time, request access to the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or object to the processing of personal data, in any case without cost, by contacting the Participant’s local human resources representative. The Participant has the right to make a complaint about the processing of the Data to the application data protection supervisory authority. The Company may cancel the Participant's ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant objects to the processing of the Data as described herein as the processing of the Data is necessary for the performance of the Award Agreement. For more information on the consequences of to the processing of personal information as described herein, the Participant may contact the Participant’s local human resources representative.

Australia

Securities Law Information. The offering and resale of Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Tax Information. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in that Act).

Australian Securities Laws. If Participant acquires Shares under the Plan and resells them in Australia, the Participant may be required to comply with certain Australian securities law disclosure requirements.

Foreign Exchange. Participant acknowledges and agrees that: (a) it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting and exercise of Options or subsequent sale of the Shares and any dividends (if any) and (b) the Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.

Brazil

Compliance with Law. By accepting the Option, the Participant acknowledges the Participant’s agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting and/or exercise of the Option, and the sale of Shares acquired under the Plan.

Labor Law Acknowledgement. By accepting the Option, the Participant agrees that (i) the Participant is making an investment decision, (ii) Shares will be issued to the Participant only if the vesting conditions are met and the Options are exercised in accordance with their terms and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.

Exchange Control Information. The Participant acknowledges that the Participant will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares acquired under the Plan.

Tax on Financial Transactions (IOF). The Participant acknowledges that repatriation of funds into Brazil and the conversion between Brazilian Reals and U.S. Dollars associated with such fund transfers may be subject to the Tax on Financial Transactions, and that it is the Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from the Participant’s participation in the Plan. The Participant should consult with the Participant’spersonal tax advisor for additional details.

Canada

Taxes. Notwithstanding any discretion in the Plan or anything to the contrary in this Award Agreement, the Participant shall be required to pay to the Participant’s employer, or make other arrangements satisfactory to the Participant’s employer to provide for the payment of, any taxes required to be withheld, collected or accounted for with respect to the Option.

Resale Restrictions. Shares acquired under the Plan may be subject to certain restrictions on resale imposed by Canadian provisional securities laws. For the purposes of compliance with National Instrument 45-102 - Resale of Securities (and in Québec, Regulation 45-102 respecting Resale of securities, collectively “45- 102”), the prospectus requirement does not apply to the first trade of Shares issued in connection with the Options provided the conditions set forth in section 2.14 of 45-102 are satisfied. The Participant should consult the Participant’s advisor prior to any resale of Shares.

Foreign Asset/Accounting Reporting Information. The Participant acknowledges that the Participant may be required to report foreign specified property (including Shares and rights to Shares such as vested and/or unvested Options) on form T1135 (Foreign Income Verification Statement) if the total cost of the Participant’s foreign specified property exceeds C$100,000 at any time in the year. If applicable, the form must be filed by April 30 of the following year. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the stock. The ACB ordinarily would equal the fair market value of the stock at the time of acquisition, but if the Participant owns other shares of the same company, this ACB may have to be averaged with the ACB of the other stock. The Participant should refer to form T1135 (Foreign Income Verification Statement) and consult the Participant’s tax advisor for further details.

Data Privacy Notice and Consent. The Participant hereby authorizes the Company, its Subsidiaries and their respective representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and the Participant’s employer to disclose and discuss the Participant’s participation in the Plan with the Company’s and such employer’s advisors. Finally, the Participant authorizes the Company and the Participant’s employer to record such information and to keep such information in the Participant’s employee file.

The following provisions apply if the Participant is a resident of Quebec:

The parties acknowledge that it is their express wish that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention “Award Agreement,” ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Finland

Section 7(b)(i) of this Award Agreement will not apply to a Participant during the time period a Participant works in Finland. Further, notwithstanding any provision in Section 7 to the contrary, during the time period a Participant works in Finland, the Company and its Subsidiaries will not pursue, and a Participant who works in Finland will not consent to, the issuance of an injunction or a temporary restraining order under Section 7(e) in respect of the covenant in Section 7(b)(i). Notwithstanding the foregoing, during the time period a Participant works outside of Finland, Sections 7(b) and Section 7(e) of this Award Agreement will apply without restriction to the fullest extent permitted by law.

“Cause” with respect to a Participant in Finland means that the Company or any of its Subsidiary has the grounds to terminate or cancel the Participant’s Service in accordance with the Finnish Employment Contracts Act (55/2001, as amended), which may, for example, include the enumerated actions and inactions set forth in Section 12(a) of this Award Agreement.

France

French Language Provision. By accepting the Award Agreement providing for the terms and conditions of the Participant’s grant, the Participant confirms having read and understood the documents relating to this grant (the Plan and the Award Agreement) which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et le Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.

Foreign Asset/Account Reporting Information. If the Participant retains Shares acquired under the Plan outside of France or maintains a foreign bank account, the Participant acknowledges that the Participant is required to report such to the French tax authorities when filing the Participant’s annual tax return. Additional monthly reporting obligations may apply if the Participant’s foreign account balances exceed €1,000,000.

Securities Laws. The Shares may be resold directly or indirectly only in compliance with Articles L. 411- 1, L.411-2, L. 412-1 and L.621-8 to L. 621-8-3 of the French Code monétaire et financier.

Germany

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank). In the case of payments made or received in connection with securities (including proceeds realized upon the sale of Shares), the report must be made by the 5th day of the month following the month in which the payment was made or received. The form of the report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant understands that if the Participant makes or receives a payment in excess of this amount, the Participant is responsible for complying with applicable reporting requirements.

Israel

Capitalized terms use but not defined in the Award Agreement or the Plan shall have the meanings so indicated in the 2021 DoubleVerify Holdings, Inc. Omnibus Equity Incentive Plan - Israeli Sub-Plan (the “Sub-Plan”). In any case of contradiction, whether explicit or implied, between the capitalized terms used herein and as indicated in the Sub-Plan, the provisions set out in the Sub-Plan shall prevail.

To the extent this Award is granted under the Sub-Plan and is designated as a 102 Award, the 102 Award would be under the regime of the 102 Capital Gains Award. The Option, any exercised shares and any Shares issued in respect to the Option shall be held or controlled by the Trustee, as required under Section 102, the Sub-Plan and the Award Agreement. The trust arrangement is further detailed in the Sub-Plan. Without derogating from the foregoing, if the Shares are sold or released from the holding or control of the Trustee before the lapse of the period of time required under Section 102 or any other period of time determined by the ITA (the “Lockup Period”), the sanctions under Section 102 shall apply to and be borne by the Participant. The Shares shall not be sold or released from the holding or control of the Trustee unless the Company, the employer and the Trustee are satisfied that the full amount of income tax, social insurance, health tax or other tax-related withholding due have been paid or will be paid in relation thereto. In the event that stock dividends or rights to purchase additional shares (collectively, the “Additional Shares”) are issued in respect of this Option or underlying Shares, or as a result of an adjustment made pursuant the Plan, such Additional Shares shall be held or controlled by the Trustee for the benefit of the Participant and shall be governed by the same tax terms that apply to the respective Shares. An Option that does not comply in full with the requirements of the 102 Capital Gains Award route, may not be subject to the reduced tax rate applicable under the 102 Capital Gains Award route and the Option alternatively shall be subject to tax either under Section 102(c) or Section 3(i) of the Ordinance and the Company or the employer shall not bear the implication of such re-classification.

With respect to 102 Awards, the Company will notify the Trustee of any exercise by the Participant of all or part of the Participant’s Option as set forth in the Notice(s) of Exercise. If the exercise and such notification are delivered during the Lockup Period, the Shares issued upon the exercise of the Option shall be issued directly to the Trustee, and shall be held by the Trustee in trust on the Participant’s behalf. In the event that such exercise and notification are delivered after the Lockup Period, the Shares issued upon the exercise of the Option shall be transferred either to the Trustee or to the Participant directly, at Participant’s election, provided however that in the event the Participant elect to receive the Shares directly to the Participant’s possession, the transfer thereof shall be subject to the payment by the Participant of the applicable taxes the Participant may be liable to pay according to applicable law.

The 102 Award is granted to the Participant on the condition that the Participant sign the Approval of the Participant set forth and detailed at the end of this Appendix.

Japan

Foreign Asset/Account Reporting Information

If the value of Shares that would be acquired in any one transaction exceeds JPY 100 million, the Participant acknowledges that the Participant must notify the Ministry of Finance within 20 days of the acquisition. In addition, if the amount of the wire transfer from Japan to a foreign country in any one transaction exceeds JPY 30 million, the Participant must notify the Ministry of Finance within 10 days.

The Participant further acknowledges that the Participant will be required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding JPY 50 million. Such report will be due by March 15th of the following year. The Participant should consult with the Participant’s personal tax advisor as to whether the reporting obligation applies and whether the Participant will be required to report details of any outstanding shares held by the Participant in the report.

Mexico

Modification. By accepting the Option, the Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

Acknowledgement of the Award Agreement. In accepting the Options, the Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement. The Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions of the Award Agreement, in which the following is clearly described and established: (i) the Participant’s participation in the Plan does not constitute an acquired right; (ii) the Plan and the Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) the Participant’s participation in the Plan is voluntary and (iv) the Company and its Subsidiaries and affiliates (including the Participant’s employer) are not responsible for any decrease in the value of the underlying Shares.

Singapore

Restriction on Sale and Transferability. The Participant hereby agrees that any Shares acquired pursuant to the Plan will not be offered for sale in Singapore prior to the six (6)-month anniversary of the Grant Date, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division 1 Subdivision

(4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Securities Law Information. The grant of the Options is being made pursuant to the “Qualifying Person” exemption under the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.

Spain

Exchange Control Information. The Participant acknowledges that the acquisition, ownership and sale of Shares under the Plan must be declared to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be made by filing the appropriate form with the DGCI. The ownership of any Shares must also be declared with the DGCI each January (with respect to shares owned as of December 31 of the prior year) while the Shares are owned. However, if the value of the Shares acquired or sold during the year exceeds a specified threshold (which are subject to revision each year), the declaration must be filed within one month of the acquisition or sale, as applicable.

Securities Disclaimer. The Participant acknowledges that the grant of the Options under the Plan (i) does not constitute a public offer of securities in accordance with the provisions of Article 35 of the Spanish Securities Market Act, enacted by Royal Legislative Decree 4/2015, of 23 October, (ii) is not subject to the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and therefore there is no obligation to approve, register and publish a prospectus with Spanish competent authorities (Comisión Nacional del Mercado de Valores).

United Kingdom

Employee Status of the Participant. The following Recital shall be added to the Award Agreement:

WHEREAS the Committee has determined that (i) Awards to the Participants resident in the United Kingdom shall be made only to Employees, and not to other Eligible Persons who are not Employees, and (ii) the Participant is an Employee.

Restrictive Covenants. The following words shall be added at the end of the definition of “Restricted Period”:

“, reduced by any period of garden leave served by the Participant immediately prior to the effective date of termination of Participant’s Service with the Company or its Subsidiaries.”

The following words shall be added at the end of the definition of “Client”:

“and with whom the Participant had dealings, or about whom the Participant had access to confidential information, in the twelve (12)-month period immediately preceding the earlier of (i) the effective date of termination of Participant’s Service with the Company or its Affiliates or Subsidiaries and (ii) the date on which the Participant commenced any period of garden leave served immediately prior to the effective date of termination of Participant’s Service with the Company or its Affiliates or Subsidiaries.”

Relationship with Employment Contract. The value of any benefit the Participant realizes through this Award shall not be taken into account in determining any pension or similar entitlements. The Participant shall have no right to compensation or damages on account of any loss in respect of the Award where this loss arises (or is claimed to arise), in whole or in part, from: (i) termination of Service with; or (ii) notice to terminate Service given by or to, the Company or any of its Affiliates and Subsidiaries. The exclusion of liability set out in this paragraph shall apply however termination of Service, or the giving of notice, is caused, and however compensation or damages are claimed. The Participant shall have no right to compensation or damages from the Company or any of its Affiliates or Subsidiaries on account of any loss in respect of the Award where this loss arises (or is claimed to arise), in whole or in part, from: (x) any company ceasing to be an Affiliate or Subsidiary of the Company; or (y) the transfer of any business from the Company or any of its Affiliates and Subsidiaries to any person that is not an Affiliate or Subsidiary of the Company. The exclusion of liability set out in this paragraph shall apply however compensation or damages are claimed.

FOR PARTICIPANTS IN ISRAEL ONLY:

APPROVAL OF THE PARTICIPANT:

I, the undersigned, hereby agree that the Option and all of the Shares (either received from the exercise of the Options or as Additional Shares) granted to me, shall be allocated to the Trustee under provisions of the 102 Capital Gains Award track and shall be held by the Trustee for the period stated in Section 102 and in accordance with the provisions of a trust agreement signed by the Trustee and the Company or any of its Subsidiaries (the “Trust Agreement”) and the Sub-Plan, or for a shorter period if an approval therefor is received from the Israeli tax authorities.

I am aware of the fact that upon termination of my employment with the Company or its Subsidiaries, I shall not have a right to the Option, except as specified in the Plan.

I hereby confirm that:

1.

I have read the Plan and the Sub-Plan and I understand and accept its terms and conditions. I am aware of the fact that the Company agrees to grant me the Option based on my confirmations contained herein; I further represent that I understand and undertake to comply with all of the provisions of the Plan and the Sub-Plan.

2.

I understand the provisions of Section 102 and the applicable tax track of this Option grant. I further understand that neither the Company, nor the Trustee, can guarantee that the Option, or the Shares to be issued upon its exercise, shall be granted beneficial tax treatment pursuant to Section 102. Accordingly, I shall have no claims against the Company, the Subsidiary or the Trustee, if the Option, or the Shares to be issued upon their exercise, are not granted the beneficial tax treatment of Section 102.

3.	I agree to the terms and conditions of the Trust Agreement.
4.

Subject to the provisions of Section 102, I confirm that I shall not sell nor transfer the Option and/or Shares from the Trustee until the end of the Lockup Period; as such term is defined in the Sub-Plan.

5.

If I shall sell or withdraw the Shares from the Trustee and the trust thereunder before the end of the Lockup Period (a “Violation”), either (A) I shall fully reimburse the Company, within 30 days of its demand, for the employer portion of the payment by the Company to the National Insurance Institute plus linkage and interest in accordance with applicable law, as well as any other expense that the Company shall have to bear as a result of the said Violation, or (B) I agree that the Company may, in its sole discretion, deduct the foregoing amounts directly from any monies to be paid to me as a result of my Violation by disposing the Shares.

6.	I understand that this Option grant is conditioned upon the receipt of all required approvals from the Israeli tax authorities.
7.

I hereby confirm that I read this letter thoroughly, received all the clarifications and explanations I requested, I understand the contents of this letter and the obligations I undertake in signing it.

I, THE UNDERSIGNED, ACKNOWLEDGE THAT I AM FAMILIAR WITH THE ENGLISH LANGUAGE AND DO NOT REQUIRE TRANSLATION OF THIS APPROVAL AND ANY ANNEXED DOCUMENTS TO ANY OTHER LANGUAGE. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN ADVISED BY THE COMPANY THAT I MAY CONSULT AN ATTORNEY BEFORE EXECUTING THIS GRANT LETTER APPROVAL AND THAT I HAVE BEEN AFFORDED AN OPPORTUNITY TO DO SO.

אני, הח "מ, מצהיר/ה בזאת כי השפה האנגלית מוכרת לי וכי איני זקוק/ה לתרגום של אישור זה והמסמכים המצ "ב

לשפה אחרת. אני גם מצהיר/ה ומודיע/ה כי הומלץ בפניי על ידי החברה לקבל ייעוץ משפטי בקשר למכתב הענקה

ואישור זה בטרם החתימה עליו וכי ניתנה לי הזדמנות נאותה לעשות כן.

Printed Name of Participant	Signature	Date